SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2005

SECURITY BANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 722-6200

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2005, Security Bank Corporation (the “SBKC”) “) announced the execution of an Agreement and Plan of Reorganization dated September 9, 2005 (the “Agreement”) to acquire Rivoli BanCorp, Inc., a bank holding company incorporated in Georgia (“Rivoli”). A copy of the press release issued by SBKC announcing the signing of the Agreement is attached as Exhibit 99.1.

Under the terms of the Agreement, which has been approved by the boards of directors of SBKC and Rivoli, SBKC will issue an aggregate of $3,650,000 in cash (representing 10% of the aggregate merger consideration) and approximately 1,422,694 shares of SBKC common stock (representing 90% of the aggregate merger consideration). Rivoli shareholders may elect to receive cash, SBKC common stock, or a combination of both in the merger, subject to pro rata adjustment in order to ensure the payment of the aggregate amounts of cash and stock described above. As of the date of the Agreement, the value of the merger consideration to be exchanged for Rivoli’s common stock was approximately $36.5 million. Upon consummation of the merger, Rivoli will merge with and into SBKC and cease to exist, and Rivoli’s subsidiary bank, Rivoli Bank & Trust, will merge with and into SBKC’s subsidiary bank, Security Bank of Bibb County.

Consummation of the transactions contemplated by the Agreement is subject to approval by Rivoli’s shareholders and applicable regulatory authorities. Management anticipates that subject to receipt of all required consents and approvals, the merger will be effected during the fourth quarter of 2005.

SBKC will file a registration statement, including a proxy statement addressed to Rivoli’s shareholders and a prospectus for the SBKC stock to be offered in the merger, with the SEC. A definitive proxy statement will be sent to Rivoli’s shareholders seeking their approval of the plan. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by the Company at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by SBKC with the SEC may also be obtained for free from SBKC by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210; attn: Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1  -  Press release dated September 9, 2005 announcing execution of the merger agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY BANK CORPORATION

DATE: September 9, 2005	By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press release announcing execution of the merger agreement dated September 9, 2005.